EXHIBIT 10.12

                      EMPLOYMENT AGREEMENT BETWEEN
             n-GEN SOLUTIONS.COM, INC d/b/a LAB TECHNOLOGIES
                            AND DEAN C. MYERS

     This Employment Agreement (hereinafter referred to as the "Agreement") is entered into in Denver, Colorado effective as of September 1, 1999, by and between n-GEN SOLUTIONS.COM, INC. d/b/a LAB TECHNOLOGIES, a Delaware corporation (hereinafter referred to as the "Company"), and DEAN C. MYERS (hereinafter referred to as "Employee").

                                RECITALS
                                --------

     WHEREAS, the Company desires to employ Employee as Vice President of Operations and Chief Technical Officer of the Company, and Employee is willing and able to be so employed; and

     WHEREAS, the parties desire to set forth the terms and conditions of their employment relationship as provided herein;

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the parties agree as follows:

                                AGREEMENT
                                ---------

SECTION I - EMPLOYMENT

     The Company hereby employs Employee and Employee hereby accepts employment from the Company as Vice President of Operations and Chief Technical Officer of the Company, subject to the conditions and terms of this Agreement. Employee shall have the responsibilities and authority typical of a Vice President of Operations and Chief Technical Officer, subject to the reasonable control and direction of the Company. During the term of this Agreement, the Company shall ensure that Employee remains a director of the Company.

SECTION II   TERM

     Subject to the provisions of Section V of this Agreement, the term of this Agreement shall be for a period of three (3) years commencing on October 1, 1999, and terminating on September 30, 2002. Thereafter, the term of this Agreement shall be automatically renewed for successive one
(1) year periods unless prior written notice to the contrary is given by the Company or the Employee to the other party at least thirty (30) days prior to the expiration of the initial term or the renewal period, as the case may be.

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SECTION III - COMPENSATION.

     A. BASE SALARY. During the first year of this Agreement, the Company shall pay Employee an annual base gross salary of $92,000; provided, however, that a portion of such base salary shall be deferred and Employee shall be paid on the Company's standard payroll dates of the 5th and the 20th of each month based on an annual base gross salary of $74,000 until the earlier of: (i) the end of six (6) months from the date of this Agreement; (ii) the Initial Public Offering ("IPO"). At such time, the deferred salary of $18,000 shall be paid to Employee, prorated to the date of such event, and the Company shall commence to pay Employee, on the Company's standard payroll dates of the 5th and the 20th of each month, based on an annual base gross salary of $92,000. In each subsequent year of this Agreement, Employee's annual base gross salary shall be increased to account for cost of living increases and Employee's job performance and professional growth, in a minimum amount of ten percent (10%) each year,

     B. ANNUAL BONUSES. In addition to the annual base salary described above and all other forms of compensation contemplated by this Agreement, the Company shall pay Employee annual bonuses in accordance with the following:

          1. At the beginning of each year of this Agreement, the Company shall be required to establish Revenue Targets for the Company upon which Employee's Annual Bonus shall be based. Employee shall receive an Annual Bonus based on the percentage of the Revenue Target achieved in accordance with the following:

                    Revenue             Employee Bonus
                    -------             --------------
                    Targets
                    -------

                      40% of target            3% of base salary
                      50% of target            5% of base salary
                      60% of target            7% of base salary
                      70% of target            9% of base salary
                      80% of target           12% of base salary
                      90% of target           15% of base salary
                     100% of target           18% of base salary

     In the event that over 100% of the Revenue Target is achieved, Employee shall receive an additional 0.5% of Employee's base salary for each percentage point above 100% achieved.

          2. Employee's Annual Bonus shall be paid on the last day of the third month following the end of each year of this Agreement, unless this Agreement is terminated or the parties otherwise agree. In the event of termination, payment of

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

     Employee's Annual Bonus shall be governed by the terms of Section V. In the event of termination, the Company shall not be entitled to assert that Employee's Annual Bonus is not determinable or vested. Employee's Annual Bonus shall not be subject to forfeiture under any circumstances.

     C.   STOCK.

          1. NUMBER AND VALUE OF SHARES. In addition to the base salary and all other forms of compensation contemplated by this Agreement, Employee shall receive a minimum of 100,000 shares of Company stock upon the effective date of this Agreement. If the official nominal share price at the commencement of the Company's IPO is less than the anticipated $5.00 per share, then Company shall issue to Employee upon the completion of the IPO such number of additional shares as may be necessary in order that the total value of Employee's shares (calculated using the nominal price per share at the commencement of the IPO) shall be equal to $500,000. All shares issued to Employee shall be deemed fully paid, non-assessable, and fully vested upon issuance.

          2. OTHER OFFERINGS OR ISSUANCE OF COMPANY SHARES; ANTI-DILUTION. In the event that the Company issues, or commits to issue, (whether by warrant, option, or otherwise) shares in addition to the shares issued as of the effective date of this Agreement, and provided that the IPO has not occurred as of the date of such issuance or committment, the Company shall simultaneously with the issuance of such other shares issue to Employee without additional consideration such number of additional shares as may be necessary in order to preserve Employee's percentage ownership of the Company as Employee would have in the absence of such other issuance of shares. All shares issued to Employee pursuant to this subsection shall be be deemed fully paid, non-assessable, and fully vested upon issuance.

          3. RIGHTS AND PRIVILEGES OF OFFICERS AND DIRECTORS. Throughout the term of this Agreement, Employee shall be entitled to receive and the Company shall be obligated to provide, at Employee's option, the same rights and privileges with respect to Employee's share ownership in the Company as are provided to any other Officer or Director of the Company, including but not limited to pre-emptive rights, registration rights, anti-dilution protection, and disposition/sale rights.

          4. REPURCHASE REQUIREMENT. In the event of expiration of this Agreement after the initial term or upon non-renewal of this Agreement, Employee may, at Employee's option, require that the Company purchase all of the shares held by Employee at a cash price per share equal to the book value of the shares (as determined by the Company's regular certified public accountants) as of the effective date of the expiration or non-renewal of this Agreement.

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     D.   PROFIT SHARING.  In the event that there has not been an IPO prior to the end of the first year of this Agreement, Employee shall receive from the Company an amount equal to 3% of the Company's earnings before income tax, depreciation, and amortization ("EBITDA") for the Company's fiscal year in which the first year of this Agreement terminates. In the event that there has not been an IPO prior to the end of the second year of this Agreement, Employee shall receive from the Company an amount equal to 5% of the Company's EBITDA for the Company's fiscal year in which the second year of this Agreement terminates. In the event that there has not been an IPO prior to the end of the third year of this Agreement, Employee shall receive from the Company, an amount equal to 8% of the Company's EBITDA for the Company's fiscal year in which the third year of this Agreement terminates. Each profit sharing payment to Employee shall be paid within sixty (60) days of the end of the Company's fiscal year.

     E. BENEFITS. The Company shall provide the following benefits to Employee throughout the term of this Agreement:

          1. MEDICAL, DENTAL AND DISABILITY INSURANCE. The Company shall provide reasonable medical, dental and disability insurance to Employee and his family at no cost to Employee.

          2. LIFE INSURANCE. The Company shall pay Employee's annual life insurance annuity premium of $5,000; provided that Employee shall be obligated to pay any income tax associated with the payment of such premium by the Company.

          3. 401(k) PLAN. The Company shall offer and Employee shall be entitled to participate in a 401(k) plan.

          4. VACATION LEAVE. Employee shall be entitled to 15 days of paid vacation leave per year. Vacation leave will be increased at the rate of five (5) days for each additional twelve-month term that this Agreement is extended beyond the original three year term, up to a maximum of twenty five (25) business days per year. Employee shall also be paid for all legal holidays.

          5. BUSINESS EXPENSES. The Company shall reimburse Employee for all business-related expenses, including but not limited to travel and other reasonable business development expenses.

          6. PAYMENT OF LEGAL EXPENSES. The Company shall pay Employee's reasonable legal expenses related to the preparation and negotiation of this Agreement, as well as Employee's reasonable legal expenses associated with any legal counsel necessary to advise Employee with regard to stock-related matters such as the IPO, anti-dilution, registration rights, sale/disposition rights, or other related matters.

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          7.   ADDITIONAL BENEFITS.  Employee shall receive such additional benefits as the Company shall establish from time to time for its executives or management level employees.

SECTION IV - SALE PARTICIPATION RIGHTS.

     A. SALE COMPENSATION. In the event that there is a sale of the Company (as hereinafter defined) during the term of this Agreement, the Company shall pay to Employee, as deferred compensation, an amount equal to ten percent (10%) of his annual base gross salary for the year in which such sale occurs. In addition, at the election of Employee, the Company shall be obligated to purchase the outstanding shares of the Company issued to Employee as of the date of the sale of the Company at a cash price per share equal to the book value of the shares (as determined by the Company's regular certified public accountants) as of the effective date of the sale. As an alternative to the purchase of Employee's shares by the Company, in the event that the sale of the Company involves a sale or exchange of stock as contemplated in paragraphs B.3 and B.4 below, at Employee's election, the Company shall ensure that the outstanding shares of the Company issued to Employee as of the date of the sale of the Company are purchased or exchanged on terms no less favorable than the terms upon which the other shares of the Company are sold or exchanged, as determined in Employee's reasonable discretion.

     B. DEFINITION OF SALE. For the purposes of paragraph A above and paragraph C below, a "sale of the Company" shall be defined as:

          1. The sale of all or substantially all of the assets of the Company;

          2. The sale of an operating division or a separate and identifiable profit-center of the Company to a third party;

          3. The sale of more than fifty percent (50%) of the issued and outstanding shares of the Company's common stock to a third party; or

          4. The exchange of more than fifty percent (50%) of the issued and outstanding shares of the Company's common stock for other securities in connection with a merger or other acquisition of the Company by a third party.

     C. RIGHT TO CONTINUE EMPLOYMENT. In the event of any sale of the Company, at Employee's election, the Company shall ensure that Employee may remain employed by the purchaser of the Company for the balance of the term of this Agreement upon terms no less favorable than those set forth herein, as determined in Employee's reasonable discretion. Under such circumstances, the Company may assign this Agreement to the purchaser; provided however, that prior to any such assignment, Employee must provide his written consent, which shall be given or withheld in Employee's sole discretion.

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SECTION V - TERMINATION OF AGREEMENT.

     A. TERMINATION OF AGREEMENT. Either party may terminate this Agreement, for any reason, by providing sixty (60) days' prior written notice to the other party; provided that the same shall have the effect described in paragraphs B and C below.

     B. TERMINATION BY COMPANY. Upon termination of this Agreement for any reason whatsoever by the Company, the Company shall pay to Employee at such termination (i) any amount of compensation deferred pursuant to the terms hereof; (ii) an amount equal to six (6) months' base gross salary for the year in which the termination occurs; and (iii) a Bonus amount equal to nine percent (9%) of Employee's annual base gross salary for such year. In addition, Employee shall be entitled to retain all shares issued to Employee, and Employee shall receive from the Company a profit sharing amount equal to eight percent (8%) of the Company's EBITDA for the Company's fiscal year in which the termination occurs in the event that there has not been an IPO prior to the termination of this Agreement by the Company. Such profit sharing amount shall be payable within sixty (60) days after the end of the Company's fiscal year in which the Employee's termination occurs. In addition, upon termination of this Agreement for any reason whatsoever by the Company, at the written election of Employee, the Company shall be immediately obligated to re-purchase the shares in the Company issued to Employee. If, prior to Employee's termination, the Company's stock is traded publicly, the cash purchase price for such stock shall be the trading price as of the day of termination, but no less than $5.00 per share. However, if prior to Employee's termination, the Company's stock is not publicly traded, the cash purchase price for Employee's shares shall be the book value of the shares (as determined by the Company's regular certified public accountants) as of the effective date of the termination of this Agreement. Further, upon termination of this Agreement for any reason whatsoever by the Company, the Company shall be required, within sixty (60) days of the effective date of the termination, to reimburse Employee for any fees or penalties incurred related to Employee's 401K account, including any and all such fees or penalties associated with transferring, maintaining, or terminating such account. Finally, upon termination of this Agreement for any reason whatsoever by the Company, the Company shall also immediately pay to Employee an amount equal to the value of any and all earned and/or vested benefits.

     C. TERMINATION BY EMPLOYEE. Upon termination of this Agreement by Employee, Employee shall retain and/or be paid by the Company all forms of compensation earned and/or vested as of the date of termination, including but not limited Employee's salary, deferred compensation, bonuses, stock, profit sharing, and benefits. Upon termination of this Agreement for any reason whatsoever by Employee, Employee shall be entitled to no further compensation from the Company; provided however, that the parties may nevertheless endeavor to negotiate an agreement for the purchase of the outstanding shares in the Company issued to Employee as of the effective date of the termination of this Agreement.

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SECTION VI - GOVERNING LAW; DISPUTE RESOLUTION; ATTORNEYS' FEES.

     This Agreement has been made and entered into in the State of Colorado and shall be governed and construed in accordance with the laws of the State of Colorado without regard to the conflicts of laws or principles thereof. All disputes arising under this Agreement or involving this Agreement shall be brought and maintained in the District Court, City and County of Denver, Colorado. The Parties hereby irrevocably waive any other venue to which they may be entitled by virtue of domicile, habitual residence or otherwise. In the event either party to this Agreement commences any action or proceeding against another party to enforce or interpret this Agreement or to recover damages resulting from the breach of this Agreement, the prevailing party, shall be awarded all costs and fees, including but not limited to reasonable attorneys' fees. Prior to commencing an action to enforce or interpret this Agreement, the parties agree to undertake reasonable efforts to mediate the dispute.

SECTION VII - SEVERABILITY.

     In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement. Such provision shall be deemed amended to conform to the requirements of the law so as to be valid and enforceable in light of the parties' apparent intent as evidenced by this Agreement.

SECTION VIII - COMPLETE AGREEMENT AND MODIFICATION.

     This Agreement contains the full and complete agreement between the parties concerning the employment of Employee. It supercedes all prior statements, agreements, understandings and representations with respect to the employment. This Agreement may be modified only by written amendment, signed by Employee and an officer of The Company.

     IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the effective date specified above.

THE COMPANY:                       EMPLOYEE:

n-GEN SOLUTIONS.COM, INC.
 D/B/A LAB TECHNOLOGIES
a Delaware corporation


By:_________________________       By: __________________________
                                       DEAN C. MYERS
   _________________________

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